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Exhibit 10.14

                     NON-QUALIFIED STOCK OPTION AGREEMENT
                                   UNDER THE
                     US WATS, INC. 1999 STOCK OPTION PLAN


          US WATS, INC. (the "Company"), hereby grants to Dominic J. Romano (the "Optionee") an option to purchase 100,000 shares of the Company's Common Stock (the "Option"). The Option is subject to the terms set forth herein, and in all respects is subject to the terms and provisions of the US WATS, Inc. 1999 Stock Option Plan (the "Plan") applicable to non-qualified stock options, which terms and provisions are incorporated herein by this reference. Except as otherwise specified herein or unless the context requires otherwise, the terms defined in the Plan shall have the same meanings herein.

          1.  NATURE OF THE OPTION.  The Option is not intended to be an
                                                   ---
incentive stock option described by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          2. DATE OF GRANT; TERM OF OPTION. The grant of this Option is effective as of December 13, 1999 (the "Effective Date"). This Option may not be exercised later than the date that is five (5) years after the Effective Date, subject to earlier termination or cancellation, as provided in the Plan or
Section 5 hereof.

          3. OPTION EXERCISE PRICE. The total cost to the Optionee to purchase, pursuant to this Option Agreement, one share of Common Stock is $1.5625, the Fair Market Value Per Share on the Effective Date.

          4. EXERCISE OF OPTION. The Option shall be exercisable during its term only in accordance with the terms and provisions of the Plan and this Option Agreement, as follows:

              (a)  RIGHT TO EXERCISE.   The Option shall become exercisable as
follows:

                   (i) The Option shall become exercisable with respect to fifty percent (50%) of the shares subject to this Option if the Optionee remains continuously engaged by the Company through the first anniversary of the Effective Date.

                   (ii) The Option shall become exercisable with respect to the remaining fifty percent (50%) of the shares subject to this Option if the Optionee remains continuously engaged by the Company through the second anniversary of the Effective Date.
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              (b)  EXERCISE ONLY WHILE ENGAGED.  Except as set forth in Section
5, the Option shall be exercisable only while the Optionee is actively engaged as a consultant of the Company and shall expire immediately upon termination or expiration of Optionee's engagement with the Company.

              (c) METHOD OF EXERCISE. The Optionee may exercise the Option by providing written notice stating the election to exercise this Option, and making such representations and agreements as to the Optionee's investment intent with respect to the shares underlying the Option and to be purchased (the "Shares") as may be required by the Company hereunder or pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company. The written notice shall be accompanied by payment of the purchase price in the manner described in Section 4(d). The Option will be deemed to be exercised upon the receipt by the Company of such written notice, payment of the purchase price, and any other agreements required by the Board or the Committee, the terms of the Plan and/or this Option Agreement. The Optionee will have no right to vote or receive dividends and will have no other rights as a stockholder with respect to such Shares notwithstanding the exercise of the Option, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate(s) evidencing Shares that are being issued upon exercise of the Option. The Company will issue (or cause to be issued) such stock certificates promptly following the exercise of the Option. The certificate(s) for the Shares as to which the Option shall be exercised shall be registered in the name of the Optionee and shall contain any legend as may be required under the Plan, or any other agreement required by the Board or the Committee and/or applicable law.

              (d) METHOD OF PAYMENT. The method of payment of the purchase price shall be determined by the Board or the Committee and may consist entirely of cash, check, promissory note or shares of Common Stock having an aggregate Fair Market Value Per Share on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option shall be exercised, or any combination of such methods of payment, or such other consideration or method of payment as may be authorized by the Board or the Committee and permitted under the Plan.

              (e) PARTIAL EXERCISE. The Option may be exercised in whole or in part; provided, however, that any exercise may apply only with respect to a whole number of Shares.

              (f) RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal
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or state securities laws or other laws or regulations. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation or warranty to the Company as may be required by or advisable under any applicable law or regulation.

          5.  TERMINATION OF RELATIONSHIP WITH THE COMPANY.

              (a) GENERALLY. If the Optionee's engagement by the Company terminates for any reason other than death, Disability or termination for Cause, the Option (to the extent exercisable at the time of such termination) may be exercised at any time within ninety (90) days after the date of such termination. To the extent that the Option was not exercisable at the time of such termination, or to the extent the Option is not exercised within the time specified herein, the Option will terminate.

              (b) DISABILITY. If the Optionee's engagement by the Company terminates due to Disability, this Option may be exercised by the Optionee or his legal guardian or representative at any time within one (1) year after such termination, but in any case only to the extent the Optionee was entitled to exercise this Option at the date of such termination; provided, however, that if the disabled Optionee commences any employment or engagement (including, but not limited to, full or part-time employment or independent consulting work) during the aforementioned one (1) year period, this Option shall terminate immediately and automatically. To the extent that the Option was not exercisable at the date of termination, or to the extent the Option is not exercised within the time specified herein, the Option will terminate.

              (c) DEATH. If the Optionee's engagement by the Company terminates due to his death, this Option will remain exercisable for (1) year after the date of death by the Optionee's estate or by a person who acquired the right to exercise this Option by bequest or inheritance, but, in any case, only to the extent the Optionee was entitled to exercise this Option at the date of such termination. To the extent that the Option was not exercisable at the date of termination, or to the extent the Option is not exercised within the time specified herein, the Option will terminate.

              (d) CAUSE. If the Optionee's engagement is terminated for Cause, the Option will be immediately and automatically canceled and the Optionee will have no further rights therein.

Notwithstanding any other provision of this Section 5, this Option shall not be exercisable after the expiration of the term set forth in Section 2 hereof.

          6. NON-TRANSFERABILITY OF OPTION. This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution.

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During the Optionee's lifetime, this Option is exercisable only by the Optionee.
Subject to the foregoing and the terms of the Plan, the terms of this Option shall be binding upon the executors, administrators and heirs of the Optionee.

          7. NO CONTINUATION OF ENGAGEMENT. Neither the Plan nor this Option shall confer upon any Optionee any right to continue in the service of the Company or limit, in any respect, the right of the Company to discontinue the Optionee's engagement at any time, with or without cause and with or without notice.

          8. WITHHOLDING. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable or property transferable to Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon exercise of this Option. If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon the request of the Company, the Optionee (or such other person entitled to exercise the Option pursuant to Section 5 hereof) shall pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements it may incur, as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon the exercise of this Option.

          9. THE PLAN. This Option is subject to, and the Company and the Optionee agree to be bound by, all of the terms and conditions of the Plan, as amended from time to time. Pursuant to the Plan, the Board or the committee appointed by the Board is authorized to adopt rules and regulations not inconsistent with the Plan as it shall deem appropriate. A copy of the Plan in its present form is available for inspection during business hours by the Optionee or the persons entitled to exercise this Option at the Company's principal office.

          10. ENTIRE AGREEMENT. This Option Agreement, together with the Plan and the other exhibits attached thereto or hereto, represents the entire agreement between the parties.

          11. GOVERNING LAW. This Option Agreement shall be construed in accordance with the laws of the State of New York, without regard to the application of the principles of conflicts of laws.

          12. AMENDMENT. Subject to the provisions of the Plan, this Option Agreement may only be amended by a writing signed by each of the parties hereto.

          IN WITNESS WHEREOF, this Option Agreement has been executed by the parties on the 13th day of December, 1999.

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                              US WATS, INC.

                         By:    David B. Hurwitz
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                         Title: President & CEO
                                -----------------------

                                Dominic J. Romano
                                -----------------------
                                SIGNATURE






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